Exhibit 99.1

First Quarter 2019 Results for
Materials Science Division¹ of DowDuPont

•	Net Sales Decreased 10% to $10.8B, In-Line with Guidance

•	Op. EBITDA Declined 24% to $1.9B, In-Line with Guidance

•	Delivered >$125MM of Cost Synergy Savings; Cost Synergy Run-Rate of $1.365B

First Quarter Financial Highlights
Net sales decreased 10 percent to $10.8 billion, in-line with the division’s modeling guidance. This compares to net sales of $12.0 billion in the year-ago period.

•
Volume grew 1 percent from the year-ago period, as gains in Industrial Intermediates & Infrastructure (up 6 percent) and Performance Materials & Coatings (up 1 percent) more than offset a decline in Packaging & Specialty Plastics (down 2 percent), which was driven by lower sales of Hydrocarbons & Energy co-products.

•
Local price declined 9 percent from the year-ago period, with declines in all segments except Performance Materials & Coatings, which was flat. The decrease was primarily driven by lower polyethylene, isocyanates, and hydrocarbon co-products. Currency decreased sales by 2 percent, driven primarily by Europe, Middle East & Africa (EMEA) and Asia Pacific.

•
Equity losses for the quarter were $10 million, compared to equity earnings of $208 million in the year-ago period. The reduction was primarily driven by margin compression in monoethylene glycol (MEG) and polyethylene at the Kuwait joint ventures and isocyanates at the Sadara joint venture.

•
Operating EBITDA[2] was $1.9 billion, down 24 percent from the year-ago period and in-line with the division’s modeling guidance. Margin compression in polyethylene, isocyanates and siloxanes as well as lower equity earnings more than offset: volume gains, including in silicones, polyurethanes and packaging applications; cost synergy savings; and contributions from new capacity on the U.S. Gulf Coast.

•
The division achieved year-over-year cost synergy savings of more than $125 million in the quarter and since merger close has now delivered nearly $1 billion of cumulative savings. The division exited the first quarter at a $1.365 billion annual cost synergy run-rate.

•
In addition to the previously announced $3 billion open share repurchase program, on April 11, 2019 the Dow Board of Directors declared a dividend of $0.70 per share to be paid on June 14, 2019 to stockholders of record as of May 31, 2019, which reconfirms Dow's commitment to an industry-leading dividend to its shareholders.

CEO Quote
“We successfully separated from DowDuPont on April 1, and are moving forward as the new Dow - a materials science leader well positioned to operate more productively, invest more prudently, grow more profitably and deliver higher returns to shareholders,” said Jim Fitterling, chief executive officer of Dow. “In the quarter, Dow showed its resilience. We achieved demand growth in differentiated silicones, polyurethane systems and packaging. We also continued to streamline our cost structure, delivering more than $125 million of cost synergies in the quarter and reaching a $1.365 billion cost synergy run-rate. We have nearly $400 million of additional cost synergy savings to deliver, as well as more than $200 million of remaining stranded cost removal, as separation of all three DowDuPont divisions is completed. These operational levers helped us moderate the impact of margin compression and discrete headwinds in our intermediate products.”

(1)
Dow Inc. successfully separated from DowDuPont Inc. on April 1, 2019. Further details for the Materials Science Division may be found in the DowDuPont Inc. earnings release (“DWDP Release”) filed May 2, 2019, which includes a reconciliation of non-GAAP measures.

(2)
Operating EBITDA is defined as earnings (i.e., “Income from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items. All GAAP and non-GAAP measures as reported by DowDuPont Inc. See the supplemental information at the end of this release for a reconciliation.

First Quarter Segment Highlights

Performance Materials & Coatings
Performance Materials & Coatings net sales were $2.3 billion, down 2 percent versus the year-ago period. Volume increased 1 percent, with growth in Asia Pacific and EMEA, and price was flat with the year-ago period. Currency decreased sales by 3 percent.

Consumer Solutions sales were flat with the year-ago period as gains in volume and local price were offset by currency headwinds in EMEA and Asia Pacific. The business reported local price and volume increases in all regions for its differentiated silicones products. These gains were partially offset by year-over-year price declines in siloxanes intermediates.

Coatings & Performance Monomers reported a sales decline on lower volume, local price and currency, in part due to shedding of lower margin business and weather-related delays to seasonal demand in the U.S. & Canada and EMEA regions.

Operating EBITDA was $481 million, down 18 percent from operating EBITDA of $586 million in the year-ago period, primarily due to lower prices for siloxanes and shipping restrictions from a Performance Monomers facility in Deer Park, Texas, due to a fire at a nearby third-party storage and terminal facility.

Industrial Intermediates & Infrastructure
Industrial Intermediates & Infrastructure net sales were $3.4 billion, down 8 percent versus the year-ago period. Volume grew 6 percent, with gains in all regions. Local price declined 11 percent with decreases in all regions and both businesses. Currency decreased sales by 3 percent.

Polyurethanes & CAV sales declined, primarily driven by lower year-over-year isocyanates pricing, which were partially offset by higher volumes in all regions.

Industrial Solutions reported lower sales in all regions, driven by lower local price and currency headwinds in most regions. The business grew volume, driven by gains in EMEA and U.S. & Canada for industrial and oil and gas applications, as well as on strong demand for de-icing fluids, lubricants and fuels.

Equity losses for the segment were $48 million, compared with equity earnings of $149 million in the year-ago period. The year-over-year decline was driven by increased equity losses from the Sadara joint venture, driven by margin compression in isocyanates products, as well as lower margins for MEG produced by the Kuwait joint ventures.

Operating EBITDA was $448 million, down 31 percent from operating EBITDA of $654 million in the year-ago period. The decline in earnings was primarily due to lower equity earnings, as well as margin compression in isocyanates products.

Packaging & Specialty Plastics
Packaging & Specialty Plastics net sales were $5.1 billion, down 15 percent versus the year-ago period. Volume contracted 2 percent, driven primarily by higher ethane feedstock usage in the United States, which reduced sales of Hydrocarbons & Energy co-products. Local price declined 11 percent, driven by reduced polyethylene product prices and lower prices for Hydrocarbons & Energy co-products. Currency decreased sales 2 percent.

The Packaging and Specialty Plastics business grew volume on higher demand in Asia Pacific and EMEA, supported by new capacity adds. End-market growth was led by Industrial & Consumer Packaging and Flexible Food & Specialty Packaging.

Hydrocarbons & Energy volume declined, primarily due to increased ethylene integration from the startup of new downstream assets and higher ethane feedstock usage, which led to reduced co-product production.

Equity earnings were $38 million, compared with $59 million in the year-ago period. The decline was driven by lower earnings from the Kuwait joint ventures due to lower polyethylene pricing and increased turnaround costs.

Operating EBITDA was $993 million, down 24 percent from operating EBITDA of $1.3 billion in the year-ago period. Cost synergies, increased supply from growth projects and lower commissioning and startup costs were more than offset by margin compression across polyethylene products and reduced equity earnings.
Outlook
“Building on the solid fundamentals of our business, we expect our core value chains to continue to improve sequentially. This is driven by normalization of inventory levels, seasonal demand uptick and ongoing strength in consumer care, packaging and infrastructure sectors. Taken together, we expect these factors to be margin and demand tailwinds,” said Fitterling.

“We expect some discrete headwinds in the second quarter - most notably, seasonal planned turnaround and maintenance activity, which is $200 million higher versus the prior quarter. Sequentially, pricing is beginning to increase in our key intermediates. And as oil prices continue to firm, we expect it will be constructive for earnings as the year progresses. Additionally, we are continuing to progress our cost synergies, with nearly $400 million of additional savings yet to realize, as well as more than $200 million of stranded cost removal between now and the end of next year.”

Conference Call
Dow will host a live webcast today at 9:00 a.m. ET to discuss the Materials Science Division’s financial results within DowDuPont as well as Dow’s outlook. The slide presentation that accompanies the conference call will be posted on the Dow Investor Relations events and presentations page. A replay of the webcast will also be available on the investor events and presentations page of www.dow.com.

About Dow
Dow (NYSE: DOW) combines one of the broadest technology sets in the industry with asset integration, focused innovation and global scale to achieve profitable growth and become the most innovative, customer centric, inclusive and sustainable materials science company. Dow’s portfolio of performance materials, industrial intermediates and plastics businesses delivers a broad range of differentiated science-based products and solutions for our customers in high-growth segments, such as packaging, infrastructure and consumer care. Dow operates 113 manufacturing sites in 31 countries and employs approximately 37,000 people. Dow delivered pro forma sales of approximately $50 billion in 2018. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

Contact Information

Investors:	Media:
Neal Sheorey	Kyle Bandlow
nrsheorey@dow.com	kbandlow@dow.com
+1 989-636-6347	+1 989-638-2417

Cautionary Statement about Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “seek,” “should,” “strategy,” “will,” “will be,” “will continue,” “will likely result,” “would,” “target” and similar expressions, and variations or negatives of these words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements.
Forward-looking statements include, but are not limited to, expectations as to future sales of Dow’s products; the ability to protect Dow’s intellectual property in the United States and abroad; estimates regarding Dow’s capital requirements and need for and availability of financing; estimates of Dow’s expenses, future revenues and profitability; estimates of the size of the markets for Dow’s products and services and Dow’s ability to compete in such markets; expectations related to the rate and degree of market acceptance of Dow’s products; the outcome of certain Dow contingencies, such as litigation and environmental matters; estimates of the success of competing technologies that may become available and expectations regarding the the benefits and costs associated with each of the foregoing.
Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are based on certain assumptions and expectations of future events which may not be realized and speak only as of the date the statements were made. In addition, forward-looking statements also involve risks, uncertainties and other factors that are beyond Dow’s control that could cause Dow’s actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, but are not limited to: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect, defend and enforce Dow’s intellectual property rights; increased competition; changes in relationships with Dow’s significant customers and suppliers; unanticipated expenses such as litigation or legal settlement expenses; unanticipated business disruptions; Dow’s ability to predict, identify and interpret changes in consumer preferences and demand; Dow’s ability to complete proposed divestitures or acquisitions; Dow’s ability to realize the expected benefits of acquisitions if they are completed; the availability of financing to Dow in the future and the terms and conditions of such financing; and disruptions in Dow’s information technology networks and systems. Additionally, there may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business.
Risks related to achieving the anticipated benefits of our separation from DowDuPont Inc. include, but are not limited to, a number of conditions including risks outside the control of Dow including risks related to (i) our inability to achieve some or all of the benefits that we expect to receive from the separations, (ii) certain tax risks associated with the separations and distributions, (iii) our inability to make necessary changes to operate as a stand-alone company following the separations and distributions, (iv) the failure of our pro forma financial information to be a reliable indicator of our future results, (v) our inability to enjoy the same benefits of diversity, leverage and market reputation that we enjoyed as a combined company, (vi) restrictions under the intellectual property cross-license agreements, (vii) our inability to receive third-party consents required under the separation agreement, (viii) our customers, suppliers and others' perception of our financial stability on a stand-alone basis, (ix) non-compete restrictions under the separation agreement, (x) receipt of less favorable terms in the commercial agreements we will enter into with DuPont and Corteva than we would have received from an unaffiliated third party and (xi) our indemnification of DuPont and/or Corteva for certain liabilities.
Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. For a more detailed discussion of Dow’s risks and uncertainties, see the “Risk Factors” contained in Dow’s registration statement on Form 10, as amended, filed with the Securities and Exchange Commission.

Selected Financial Results for Materials Science Division of DowDuPont 1

Net Sales by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2019	Mar 31, 2018
Performance Materials & Coatings	$2,255	$2,304
Industrial Intermediates & Infrastructure	3,402	3,715
Packaging & Specialty Plastics	5,110	6,010
Total Materials Science Division	$10,767	$12,029

Net Sales Variance by Segment	Three Months Ended Mar 31, 2019
	Local Price & Product Mix	Currency	Volume	Portfolio / Other	Total
Percent change from prior year
Performance Materials & Coatings	—%	(3)%	1%	—%	(2)%
Industrial Intermediates & Infrastructure	(11)	(3)	6	—	(8)
Packaging & Specialty Plastics	(11)	(2)	(2)	—	(15)
Total Materials Science Division	(9)%	(2)%	1%	—%	(10)%

Operating EBITDA by Segment [2]	Three Months Ended
In millions (Unaudited)	Mar 31, 2019	Mar 31, 2018
Performance Materials & Coatings	$481	$586
Industrial Intermediates & Infrastructure	448	654
Packaging & Specialty Plastics	993	1,301
Total Materials Science Division	$1,922	$2,541

Depreciation and Amortization by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2019	Mar 31, 2018
Performance Materials & Coatings	$212	$214
Industrial Intermediates & Infrastructure	159	158
Packaging & Specialty Plastics	323	315
Total Materials Science Division	$694	$687

Operating EBIT by Segment [3]	Three Months Ended
In millions (Unaudited)	Mar 31, 2019	Mar 31, 2018
Performance Materials & Coatings	$269	$372
Industrial Intermediates & Infrastructure	289	496
Packaging & Specialty Plastics	670	986
Total Materials Science Division	$1,228	$1,854

Equity in Earnings (Losses) of Nonconsolidated Affiliates by Segment	Three Months Ended
In millions (Unaudited)	Mar 31, 2019	Mar 31, 2018
Performance Materials & Coatings	$—	$—
Industrial Intermediates & Infrastructure	(48)	149
Packaging & Specialty Plastics	38	59
Total Materials Science Division	$(10)	$208

1.
Dow Inc. successfully separated from DowDuPont Inc. on April 1, 2019. Further details for the Materials Science Division may be found in the DowDuPont Inc. earnings release ("DWDP Release") filed May 2, 2019, which includes a reconciliation of non-GAAP measures.

2.
DowDuPont uses Operating EBITDA as its measure of profit/loss for segment reporting. DowDuPont defines Operating EBITDA as earnings (i.e., “Income from continuing operations before income taxes”) before interest, depreciation, amortization and foreign exchange gains (losses), excluding the impact of significant items.

3.	Operating EBIT is defined as earnings (i.e., “Income from continuing operations before income taxes”) before interest and foreign exchange gains (losses), excluding the impact of significant items.